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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

        Date of Report (Date of earliest event reported)  July 16, 1999


                              USA TALKS.COM, INC.

              (Exact name of registrant as specified in charter)

         Nevada                      33-2474-LA                93-0915593
----------------------------   ------------------------        ----------
(State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                   Identification No.)
                         4180 La Jolla Village Drive,
         Suite 570, La Jolla, CA                                 92037

     (Address of principal                                    (Zip Code)
      executive offices)

      Registrant's telephone number, including area code  (619) 546-0550


                                Not applicable

         (Former name or former address, if changed since last report)
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ITEM 2.  Acquisition Or Disposition Of Assets

     On July 16, 1999, USA Talks.com, Inc., a Nevada corporation ("USAT"), all of the assets of TrendMark, Inc. ("TMI"), a Delaware corporation, pursuant to the terms of an Asset Purchase Agreement (the "Agreement"). In exchange for all the assets of TMI, USAT issued an aggregate of 2,000,000 unregistered shares of common stock, par value $0.001 per share, of USAT ("USAT Common Stock"), and agreed to lend an aggregate total of $150,000 to TNI under the terms of a Promissory Note. As a condition of making such a loan, and in order to secure TMI's obligation under the Note, TMI's obligations shall be secured by a pledge of 93,750 Shares having a value equal to $187,500 (based on the mutually agreed value of $2.00 per share) and pursuant to the terms and conditions set forth in a Stock Pledge Agreement.

     The number of shares of USAT Common Stock issued in exchange for all the assets of TMI was based on an arm's length negotiation between the parties after considering the perceived value of TMI's assets and the market value of shares of USAT Common Stock.

ITEM 7.  Financial Statements And Exhibits

         (a)  Financial statements of business acquired.
              To be filed by amendment within 60 days of this report.

         (b)  Pro forma financial information.
              To be filed by amendment within 60 days of this report.

         (c)  Exhibits.

Exhibit       Description
-------       -----------

Exhibit 2 Asset Purchase Agreement made and entered into as of July 16, 1999 by and between USA TALKS.com, Inc., and TrendMark, Inc. Schedules, exhibits and similar attachments to this Exhibit have not been filed; upon request, USAT will furnish supplementally to the Commission a copy of any omitted schedule.

                                      -2-
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              USA TALKS.com, Inc.


Date: July 30, 1999      By:  /s/ Jack C. Alexander

                                  Jack C. Alexander
                                  Chief Financial Officer

                                      -3-
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                               INDEX OF EXHIBITS


Exhibit       Description
-------       -----------


Exhibit 2 Asset Purchase Agreement made and entered into as of July 16, 1999 by and between USA TALKS.com, Inc., and TrendMark, Inc.
              Schedules, exhibits and similar attachments to this Exhibit have not been filed; upon request, USAT will furnish supplementally to the Commission a copy of any omitted schedule.